ANTERIX INC.
NOTICE OF GRANT OF STOCK OPTION
(Non-Employee Director Form)

Anterix Inc., a Delaware corporation (the “Company”), has granted to the Participant an option (the “Option”) to purchase that number of shares of the Company’s common stock set forth below (the “Option Shares”) pursuant to the Anterix Inc. 2023 Stock Plan (the “Plan”) on the following terms and conditions. All capitalization terms used herein that are not defined herein shall have the meaning ascribed to such term in the Plan.

Participant:	______	Award No.:	______
Date of Grant:	[] (“Date of Grant”)
Number of Option Shares:	[] (subject to adjustment as provided by the Stock Option Agreement)
Exercise Price per Share:	$[] (subject to adjustment as provided by the Stock Option Agreement)
Vesting Start Date:	Date of Grant
Vesting Schedule and Condition:
Except as otherwise specified below or in the Stock Option Agreement, 33 1/3% of the Option Shares shall vest and become exercisable in three (3) equal yearly installments, with the first installment occurring on the first anniversary of the Vesting Start Date (the “Initial Vesting Date”), so long as Participant’s Service (as defined in the Stock Option Agreement) is continuous from the Date of Grant through the applicable vesting date. Each subsequent vesting date after the Initial Vesting Date shall be a “Subsequent Vesting Date”.

Option Expiration Date:	The tenth anniversary of the Date of Grant.
Accelerated Vesting:
Unvested Option Shares shall vest in the event of a Change in Control of the Company.
If the Participant dies or terminates Service due to Disability prior to the Option Shares vesting in full, he/she will receive monthly vesting credit for the actual number of months (with partial months counting as a full month) such Participant has served since the most recent of the Initial Vesting Date or Subsequent Vesting Date through the date of his/her death or termination of Service due to Disability.
Except in the context of a Change in in Control of the Company, if the Participant terminates Service due to voluntary resignation, removal by the stockholders of the Company or for failure to receive a majority of votes cast for election at any annual or special meeting of stockholders, the Participant shall not be entitled to accelerated vesting of the Option Shares.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Notice of Grant and by the provisions of the Stock Option Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Stock Option Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Notice of Grant. The Participant represents that the Participant has read and is familiar with the provisions of the Stock Option Agreement and the Plan, and hereby accepts the Option subject to all of their terms and conditions.

ANTERIX INC.		PARTICIPANT

By:
Name: Timothy Gray		Signature
Title: Chief Financial Officer
Date
Address:	3 Garret Mountain
	Suite 401	Address
Woodland Park, NJ 07424

ATTACHMENTS:    2023 Stock Plan, as amended to the Date of Grant; Stock Option Agreement; Exercise Notice; and Plan Prospectus

    2

ANTERIX INC.
STOCK OPTION AGREEMENT
(Non-Employee Director Form)
Anterix Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Notice of Grant”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of the Company’s common stock (the “Stock”) upon the terms and conditions set forth in the Notice of Grant and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Anterix Inc. 2023 Stock Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice of Grant, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Notice of Grant, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Notice of Grant, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors (the “Committee”) upon any questions arising under the Notice of Grant, this Option Agreement or the Plan.
1.Definitions and Construction.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice of Grant or the Plan.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.[Reserved].
3.Administration.
All questions of interpretation concerning the Notice of Grant, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
4.Exercise of the Option.
4.1Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.
4.2Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, by other acceptable electronic transmission or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.
4.3Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.
(b)Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in its sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.
(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).
(ii)Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise

Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.
(iii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
4.4Tax Withholding.
(a)In General. At the time the Option is exercised, in whole or in part, the Participant agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.
(b)Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
4.5Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
4.6Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.7Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
5.Nontransferability of the Option.
During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
6.Termination of the Option.
Except as provided in the Notice of Grant, the Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.
7.Effect of Termination of Service.
7.1Option Exercisability. Except as provided in the Notice of Grant under the heading “Accelerated Vesting”, the Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.
(a)[Reserved]
(b)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) years after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(c)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of three (3) years after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, if the Participant dies during the three-month period provided by Section 7.1(f) or during the period provided by Section 7.1(b), the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of three (3) years after the date of the Participant’s death, but in any event no later than the Option Expiration Date.
(d)[Reserved]
(e)[Reserved]
(f)Other Termination of Service. Except as provided in the Notice of Grant and notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service terminates for any reason not covered by Sections 3(b) or 3(c), the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
7.2Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.
8.Effect of Change in Control.
Subject in all cases to any accelerated vesting provisions provided in the Notice of Grant under the heading “Accelerated Vesting”, in the event of a Change in Control, except to the extent that the Committee determines to cash out the Option in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each share of Stock subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject to the Option, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.
9.Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the Stock subject to the Option. The Committee in its sole discretion, may also make such adjustments in the terms of the Option to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. All adjustments pursuant to this Section shall be determined by the Committee, and its determination shall be final, binding and conclusive.
10.Rights as a Stockholder, Director, Employee or Consultant.
The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.
11.Disposition.
The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement.
12.Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

13.Miscellaneous Provisions.
13.1Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.
13.2Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.
13.3Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.4Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice of Grant or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice of Grant, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Notice of Grant and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice of Grant and Exercise Notice, as described in Section 13.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).
13.5Integrated Agreement. The Notice of Grant, this Option Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Notice of Grant, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.
13.6Applicable Law. This Option Agreement shall be governed by the laws of the State of New Jersey as such laws are applied to agreements between New Jersey residents entered into and to be performed entirely within the State of New Jersey.
13.7Counterparts. The Notice of Grant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.